     As filed with the Securities and Exchange Commission on March 4, 1998
                                                    REGISTRATION NO. 333-46829


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                  EXCITE, INC.
             (Exact name of Registrant as specified in its charter)

         CALIFORNIA                                              77-0378215
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

                             ----------------------

                                  555 BROADWAY
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 568-6000
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                              --------------------

                                 ROBERT C. HOOD
             EXECUTIVE VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER
                          AND CHIEF FINANCIAL OFFICER
                                  EXCITE, INC.
                                  555 BROADWAY
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 568-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------
                                   Copies to:

                              MARK C. STEVENS, ESQ.
                             JEFFREY R. VETTER, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306
                              --------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT UNTIL FEBRUARY 3, 2000 OR UNTIL THE EARLIER SALE OF ALL SHARES REGISTERED HEREUNDER.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                              --------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The aggregate estimated expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee..........................................$ 50,128.16
Accounting fees and expenses.................................................................   5,000.00
Legal fees and expenses......................................................................  30,000.00
Miscellaneous................................................................................  14,871.84
     Total...................................................................................$100,000.00
                                                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties to the fullest extent permitted by law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

         The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

         Section 317 of the California Code and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The Registrant has directors and officers liability insurance with a per claim and annual aggregate coverage limit of $5,000,000.

ITEM 16. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by paragraphs (1)(i) or (1)(ii) is contained in any periodic report filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 17.  EXHIBITS.

    EXHIBIT
    NUMBER                                           EXHIBIT TITLE
    ------                                           -------------
  2.01         -     Agreement and Plan of Reorganization, dated as of January 15, 1998, by and among the
                     Registrant, XCite Acquisition Corporation, Matchlogic, TL Ventures III, L.P., TL Ventures
                     III Offshore, TL Ventures III Interfund L.P., Sequel Limited Partnership, Sequel Euro
                     Limited Partnership, Internet Capital Group, L.L.C., Data Strategies, Inc. and Gary
                     Anderson.(1)

  2.02         -     Agreement and Plan of Reorganization, dated October 30, 1997, by and among the Registrant,
                     Excite Merger Corporation, Netbot, Eric Zochner and Dan Campi.(2)

  3.01         -     Articles of Incorporation of Registrant, as amended.(3)

  4.01         -     Form of Specimen Certificate for Registrant's Common Stock.(4)

  4.02         -     Bylaws of Registrant, as amended.(5)

  4.03         -     Registration Rights Agreement, dated as of February 3, 1998, by and between the Registrant and the stockholders and the holders of issued and outstanding warrants of Matchlogic.+

  4.04         -     Registration Rights Agreement, dated as of October 30, 1997, by and between the Registrant and the parties listed on Exhibit A thereto.+

  5.01         -     Opinion of Fenwick & West LLP.

 23.01         -     Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02         -     Consent of Ernst & Young LLP, Independent Auditors.+

 23.03         -     Consent of Price Waterhouse LLP, Independent Accountants.+

 24.01         -     Power of Attorney (see page II-5).+

----------------
*        To be filed by amendment.

+        Previously filed.

(1) Previously filed with the Commission on February 17, 1998 as an exhibit to the Registrant's Form 8-K (File No. 000-28064).

(2) Previously filed with the Commission on December 4, 1997 as an exhibit to the Registrant's Form 8-K (File No. 000-28064).

(3) Previously filed with the Commission on July 3, 1996 as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-07625).

(4) Previously filed with the Commission on March 29, 1996 as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-2328-LA).

(5) Previously filed with the Commission on March 11, 1996 as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-2328-LA).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all for the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 2nd day of March, 1998.

                                          EXCITE INC.

                                          By: /s/ ROBERT C. HOOD
                                              ----------------------------------
                                              Robert C. Hood
                                              Executive Vice President, Chief
                                              Administrative and Chief Financial
                                              Officer




         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                      TITLE                                      DATE
---------                                      -----                                      ----

PRINCIPAL EXECUTIVE OFFICER:

                 *                             President, Chief Executive                 March 2, 1998
------------------------------------           Officer and Director
George Bell

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

/s/ ROBERT C. HOOD                             Executive Vice President, Chief            March 2, 1998
------------------------------------           Administrative Officer and
Robert C. Hood                                 Chief Financial Officer

ADDITIONAL DIRECTORS:

/s/             *                              Senior Vice President and                  March 2, 1998
------------------------------------           Director
Joseph R. Kraus

                                               Director
------------------------------------
Vinod Khosla

/s/             *                              Director                                   March 2, 1998
------------------------------------
Donn Davis

/s/             *                              Director                                   March 2, 1998
------------------------------------
Geoffrey Y. Yang


* /s/ ROBERT C. HOOD                           Attorney-in-Fact                           March 2, 1998
------------------------------------
      Robert C. Hood


                                EXHIBIT INDEX

    EXHIBIT
    NUMBER                                           EXHIBIT TITLE
    ------                                           -------------
  2.01         -     Agreement and Plan of Reorganization, dated as of January 15, 1998, by and among the
                     Registrant, XCite Acquisition Corporation, Matchlogic, TL Ventures III, L.P., TL Ventures
                     III Offshore, TL Ventures III Interfund L.P., Sequel Limited Partnership, Sequel Euro
                     Limited Partnership, Internet Capital Group, L.L.C., Data Strategies, Inc. and Gary
                     Anderson.(1)

  2.02         -     Agreement and Plan of Reorganization, dated October 30, 1997, by and among the Registrant,
                     Excite Merger Corporation, Netbot, Eric Zochner and Dan Campi.(2)

  3.01         -     Articles of Incorporation of Registrant, as amended.(3)

  4.01         -     Form of Specimen Certificate for Registrant's Common Stock.(4)

  4.02         -     Bylaws of Registrant, as amended.(5)

  4.03         -     Registration Rights Agreement, dated as of February 3, 1998, by and between the Registrant and the stockholders and the holders of issued and outstanding warrants of Matchlogic.+

  4.04         -     Registration Rights Agreement, dated as of October 30, 1997, by and between the Registrant and the parties listed on Exhibit A thereto.+

  5.01         -     Opinion of Fenwick & West LLP.

 23.01         -     Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02         -     Consent of Ernst & Young LLP, Independent Auditors.+

 23.03         -     Consent of Price Waterhouse LLP, Independent Accountants.+

 24.01         -     Power of Attorney (see page II-5).+

----------------
*        To be filed by amendment.

+        Previously filed.

(1) Previously filed with the Commission on February 17, 1998 as an exhibit to the Registrant's Form 8-K (File No. 000-28064).

(2) Previously filed with the Commission on December 4, 1997 as an exhibit to the Registrant's Form 8-K (File No. 000-28064).

(3) Previously filed with the Commission on July 3, 1996 as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-07625).

(4) Previously filed with the Commission on March 29, 1996 as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-2328-LA).

(5) Previously filed with the Commission on March 11, 1996 as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-2328-LA).